Exhibit 99.1

FOR IMMEDIATE RELEASE

DUCKWALL-ALCO STORES TO PRESENT AT

WILLIAM BLAIR CONFERENCE

Abilene, Kan. (October 2, 2007) – Duckwall-ALCO Stores, Inc. (NASDAQ: DUCK) announced that Warren Gfeller, Chairman, Bruce Dale, President and CEO, and Donny Johnson, Senior Vice President and Chief Financial Officer, will make a corporate presentation at the William Blair Small-Cap Growth Conference in New York on Wednesday, October 3 at 11:20 a.m. (ET). The Company’s executives will discuss Duckwall-ALCO’s performance, strategies, financial objectives and business outlook.

The conference webcast, including a slide presentation, can be accessed at the time of the presentation at http://www.wsw.com/webcast/blair9/duck.

A copy of the slide presentation will be available via an SEC 8-K filing and on the company’s website at www.ALCOstores.com.

About Duckwall-ALCO Stores, Inc.

Duckwall-ALCO Stores, Inc. is a regional retailer that specializes in meeting the needs of smaller, underserved communities throughout the central United States. The Company offers an exceptional selection of fashionable merchandise, quality products and recognized brand names at reasonable prices. Our specialty is delivering those products with the friendly, personal service our customers have come to expect. With 253 stores across 21 states, we are proud to have continually provided excellent products at good value prices to our customers for 106 years. To learn more about Duckwall-ALCO Stores, Inc. visit our website at www.ALCOstores.com.

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For more information, contact:

Donny R. Johnson

Chief Financial Officer, Senior Vice President

785-263-3350 x164

e-mail: djohnson@ALCOstores.com

website: www.ALCOstores.com

or

Debbie Hagen

Hagen and Partners

913-652-6547

e-mail: dhagen@hagenandpartners.com